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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                             ____________________________

                                       FORM 8-K

                             ___________________________

                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                  Date of Report (Date of earliest event reported):
                                   August 29, 1997



                           CABLEVISION SYSTEMS CORPORATION
                (Exact Name of Registrant as specified in its charter)


                                       Delaware
                               (State of Incorporation)


         1-9046                                                11-2776686
   (Commission File Number)                                  (IRS Employer
                                                         Identification Number)



                    One Media Crossways, Woodbury, New York  11797
                       (Address of principal executive offices)

                 Registrant's telephone number, including area code:
                                    (516) 364-8450

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ITEM 5.  OTHER EVENTS

         On August 29, 1997, Cablevision Systems Corporation ("Cablevision") and its wholly-owned subsidiaries U.S. Cable Television Group, L.P. ("U.S. Cable"), ECC Holdings Corporation ("ECC"), and Missouri Cable Partners, L.P. ("Missouri", and together with U.S. Cable and ECC, the "Sellers") entered into a definitive agreement with Mediacom LLC ("Mediacom") for the sale to Mediacom of the Sellers' cable television properties for $315 million.

         The sale is part of a plan outlined earlier this year by Cablevision to divest itself of cable systems in non-core markets and is the largest such divestiture by Cablevision announced to date.

         The proceeds from the sale will be used by the Sellers to retire the indebtedness of U.S. Cable, with all remaining proceeds being distributed by the Sellers to Cablevision. Cablevision anticipates using any such proceeds to reduce indebtedness under its principal bank credit agreement.

         Consummation of the sale is subject to the receipt of required regulatory approvals and third party consents, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA
         FINANCIAL INFORMATION AND EXHIBITS

        None.

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                                      SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    CABLEVISION SYSTEMS CORPORATION



                                    By: /s/ Marc Lustgarten
                                       ------------------------
                                         Name:  Marc Lustgarten
                                         Title:  Vice Chairman



Dated: September 4, 1997

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